Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Air T, Inc. and Subsidiaries

Maiden, North Carolina

We consent to the incorporation by reference in Registration Statement No. 333-135338 on Form S-8 of Air T, Inc. and subsidiaries of our report dated June 2, 2014, with respect to the consolidated financial statements of Air T, Inc. and subsidiaries, which reports  appear in  Air T, Inc. and subsidiaries’  March 31, 2014  Annual Report  on  Form 10-K..

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina

June 2, 2014

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